                                                                     EXHIBIT 4.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT

      This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of March 1, 2005, by and among METAL MANAGEMENT, INC., a Delaware corporation, CIM TRUCKING, INC., an Illinois corporation, MTLM ARIZONA, INC., an Arizona corporation, MAC LEOD METALS CO., a California corporation, METAL MANAGEMENT AEROSPACE, INC., a Delaware corporation, METAL MANAGEMENT ALABAMA, INC., a Delaware corporation, METAL MANAGEMENT ARIZONA, L.L.C., an Arizona limited liability company, METAL MANAGEMENT CONNECTICUT, INC., a Delaware corporation, METAL MANAGEMENT GULF COAST, INC., a Delaware corporation, METAL MANAGEMENT INDIANA, INC., an Illinois corporation, METAL MANAGEMENT MEMPHIS, L.L.C., a Tennessee limited liability company, METAL MANAGEMENT MIDWEST, INC., an Illinois corporation, METAL MANAGEMENT MISSISSIPPI, L.L.C., a Delaware limited liability company, METAL MANAGEMENT NEW HAVEN, INC., a Delaware corporation, METAL MANAGEMENT NORTHEAST, INC., a New Jersey corporation, METAL MANAGEMENT OHIO, INC., an Ohio corporation, METAL MANAGEMENT PITTSBURGH, INC., a Delaware corporation, METAL MANAGEMENT S&A HOLDINGS, INC., a Delaware corporation, NAPORANO IRON & METAL, INC. (f/k/a Metal Management Services, Inc.), a Delaware corporation, METAL MANAGEMENT STAINLESS & ALLOY, INC., a Delaware corporation, METAL MANAGEMENT WEST, INC., a Colorado corporation, METAL MANAGEMENT WEST COAST HOLDINGS, INC., a Delaware corporation, PROLER SOUTHWEST INC., a Texas corporation, and RESERVE IRON & METAL LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, the "Borrowers"); METAL MANAGEMENT, INC., a Delaware corporation, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the "Funds Administrator"); the financial institutions identified on the signature pages hereto as lenders (the "Lenders"); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association acting in its capacity as agent for the Lenders (in such capacity, "Agent").

      WHEREAS, the Borrowers, the Funds Administrator, the Lenders and the Agent entered into a certain Credit Agreement dated as of June 28, 2004 (as may from time to time be amended, restated, modified, or supplemented, the "Credit Agreement");

      WHEREAS, MTLM has informed the Agent that MTLM has caused MTLM Realty, a wholly-owned Subsidiary of MTLM, to be dissolved and to transfer all of its assets and properties to MTLM, and the parties accordingly desire to remove MTLM Realty as a party to the Credit Agreement;

      WHEREAS, the Borrowers, the Funds Administrator, the Lenders and the Agent desire to further amend certain of the terms and conditions of the Credit Agreement pursuant to the terms and conditions of this Amendment; and

      WHEREAS, the defined terms used, but not defined, herein shall have the meanings ascribed to such terms in the Credit Agreement.

      NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:

      1. Amendment of Credit Agreement. Subject to the terms of this Amendment, the Credit Agreement is hereby amended as follows:

            (a) Metal Management Nashville, LLC. The following new definition is hereby added to Section 1.1 of the Credit Agreement:

      "MTLM Nashville" means Metal Management Nashville, LLC, a Delaware limited liability company owned by MTLM Midwest and Southern Recycling Secondary Fibers, Inc., a wholly-owned subsidiary of Houchens Industries, Inc., to own and operate scrap processing facilities in and around Nashville, Tennessee and Bowling Green, Kentucky in accordance with the terms of the Limited Liability Company Agreement of Metal Management Nashville, LLC dated effective as of February 1, 2005, as amended from time to time.

            (b) MTLM Services. The definition of "MTLM Services" is revised to read as follows:

      "MTLM Services" means Naporano Iron & Metal, Inc., f/k/a Metal Management Services, Inc., a Delaware corporation.

            (c) Removal of MTLM Realty. MTLM Realty is hereby removed from the definition of Borrowers set forth in Section 1.1 of the Credit Agreement, such that the definition of "Borrowers" reads as follows:

      "Borrowers" means, collectively, (1) Arizona LLC, (2) CIM, (3) MacLeod,
      (4) MTLM, (5) MTLM New Haven, (6) MTLM Aerospace, (7) MTLM Alabama, (8) MTLM Arizona, (9) MTLM Connecticut, (10) MTLM Gulf Coast, (11) MTLM Indiana, (12) MTLM Memphis, (13) MTLM Midwest, (14) MTLM Mississippi, (15) MTLM Northeast, (16) MTLM Ohio, (17) MTLM Pittsburgh, (18) MTLM Services,
      (19) MTLM Stainless & Alloy, (20) MTLM West, (21) MTLM West Coast Holdings, (22) Proler, (23) Reserve, and (24) S&A Holdings.

            (d) Increase in Permitted Dividends. Subsection 8.7 (iii) of the Credit Agreement is hereby deleted and the following inserted in its stead:

      "(iii) MTLM may declare and pay dividends or redeem, repurchase or otherwise acquire or retire any of its capital stock so long as, (A) before and after giving effect to all payments in connection therewith, the Borrowers shall have Excess Availability in excess of $30,000,000 and shall be in compliance with the financial covenants contained in Sections
      8.1 and 8.2 hereof, as demonstrated by a certificate of the chief executive officer, chief financial officer or treasurer of MTLM delivered to the Agent and the Lenders prior to such payment; (B) no Default or Event of Default shall have occurred and be continuing or would result from such payments; and (C) the aggregate amount of all such payments in any consecutive twelve (12) month period does not exceed $20,000,000."

            (e) Permitted Investments. Section 8.8 of the Credit Agreement is hereby deleted and the following inserted in its stead:

      "8.8 Investments and Acquisitions. No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, make any Acquisition of any Person or make any Investment in any Person, whether in cash, Securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of any Credit Party, other than:

            (a) Permitted Acquisitions and Permitted Investments in Non-Majority Interests;

            (b) advances or loans made in the ordinary course of business not to exceed $2,500,000 in the aggregate for all Credit Parties combined outstanding at any one time (provided, that the aggregate amount of all advances and loans made to officers, directors, employees or other Affiliates of any Borrower or any Subsidiary of any Borrower outstanding at any one time shall not exceed $250,000);

            (c) loans, investments and advances between a Borrower and any other Borrower;

            (d) Cash Equivalents;

            (e) Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers in the ordinary course of business and in accordance with applicable collection and credit policies established by such Borrower or such Subsidiary, as the case may be;

            (f) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods and services in the ordinary course of business;

            (g) Investments existing on the Closing Date and set forth on
            Schedule 8.8(f);

            (h) an Investment of no more than $20,000,000 in MTLM Nashville; and

            (i) such other Investments as the Agent may approve in writing in the exercise of its sole discretion."

            (f) Bank Accounts. Section 8.10 of the Credit Agreement is hereby deleted and the following inserted in its stead:

      "8.10 Bank Accounts. Except for accounts set forth on Schedule B, Part
      8.10 and other accounts approved by the Agent, no Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) the Disbursement Account, (b) petty-cash accounts, provided, that the aggregate balance of funds in such accounts shall not exceed at any time $2,000,000, (c) payroll, imprest or medical insurance disbursement accounts, provided, that the aggregate balance of funds in each of such accounts shall not exceed at any time that amount which the Borrower on whose behalf such account is maintained deems reasonably necessary to satisfy ordinary course disbursements therefrom during the next ten (10) Business Days, and
      (d) savings or other accounts at banks or other financial institutions, so long as Borrowers have Excess Availability in excess of $50,000,000 or have no Revolving Loans outstanding at all times during which such accounts are maintained, and so long as Borrowers and each such bank or other financial institution shall have entered into control agreements with the Agent with respect to each such account, in each case in form and substance satisfactory to the Agent, and taken such other actions as may be reasonably requested from time to time by the Agent in order to maintain a first perfected security interest in and Control of such Collateral.

      2. Control Agreements Not Required for Certain Accounts. Notwithstanding anything to the contrary in the Credit Agreement or any other Credit Document, so long as no Event of Default has occurred and is continuing, the Borrowers shall not be required to maintain control agreements in effect with respect to
(i) disbursement accounts at banks other than LaSalle Bank so long as the aggregate balance of funds in such disbursement accounts do not exceed $3,000,000, and (ii) any other account in which the balance of funds does not at any time exceed $100,000 (so long as the aggregate balance of all accounts under this clause (ii) does not exceed $1,500,000).

      3. Undertaking if MTLM Nashville Becomes Wholly-Owned Subsidiary. At such time, if any, that MTLM Nashville becomes a direct or indirect wholly-owned Subsidiary of MTLM, MTLM shall cause MTLM Nashville to join and agree to be bound by and perform the terms of this Credit Agreement in the capacity as a "Borrower" thereunder and the terms of each other Credit Document in a similar capacity, and MTLM Nashville, the Borrowers and the Funds Administrator shall execute and deliver to the Agent such joinders, consents, certificates, opinions of counsel, collateral documents, and other agreements, instruments and documents as the Agent may reasonably request in connection therewith.

      4. General Terms of Amendment. This Amendment shall be effective as of March 1, 2005 (the "Effective Date"). Except as specifically amended herein, directly or by reference, all of the terms and conditions set forth in the Credit Agreement and the other Credit Documents are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Illinois, without regard to principles of conflict of laws. Nothing herein shall affect or impair any rights and powers which the Borrowers, the Funds Administrator, any Lender or the Agent may have under the Credit Agreement or any of the other Credit Documents.

      5. Release. In consideration of this Amendment, the Borrowers and the Funds Administrator hereby release and discharge the Lenders and the Agent and each of their respective shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising prior to the date hereof out of or in any way related to the extension or administration of the Obligations, the Credit Agreement, the other Credit Documents or any security interest related thereto.

      6. Liens not Impaired. The parties hereto further agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other Credit Documents or instruments evidencing, securing or related to the Obligations. The Borrowers hereby acknowledge that all liens and security interests securing the Obligations are valid and subsisting.

      7. No Counterclaims or Defenses. The Borrowers and the Funds Administrator hereby declare that neither the Borrowers nor the Funds Administrator have any set offs, counterclaims, defenses or other causes of action against the Lenders or the Agent arising out of the Credit Agreement, the other Credit Documents or the transactions contemplated thereby, and to the extent any such set offs, counterclaims, defenses or other causes of action might exist, such items are hereby waived by the Borrowers.

      8. Representations and Undertakings of Borrowers and Funds Administrator. Each of the Borrowers and the Funds Administrator hereby represents and warrants to the Lenders and the Agent that: (a) each Credit Party a party hereto has the legal power and authority to execute and deliver this Amendment; (b) the officers or representatives executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Parties with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Parties and the performance and observance by such Credit Parties of the provisions hereof do not violate or conflict with the organizational documents or agreements of such Credit Parties or any law applicable to such Credit Parties or result in a breach of any provisions of or constitute a default under any other agreement, document, certificate or instrument binding upon or enforceable against such Credit Parties; (d) this Amendment constitutes a valid and binding obligation upon such Credit Parties in every respect, and (e) the recitals to this Amendment are true and correct. The Borrowers and the Funds Administrator hereby further represent and warrant to the Lenders and the Agent that no Default or Event of Default has occurred under the Credit Agreement or the other Credit Documents and that each of the representations and warranties of the Borrowers and the Funds Administrator set forth in the Credit Agreement and the other Credit Documents are true and correct as of the Effective Date. On the Effective Date, the Borrowers and the Funds Administrator shall deliver to the Agent (for the benefit of the Agent and the Lenders) certified copies of resolutions of such Credit Parties authorizing the execution, delivery and performance of this Amendment by such Credit Parties, certification that there have been no amendments to the respective bylaws, certificates of incorporation or equivalent constituent documents of the Credit Parties since the date of the original Credit Agreement (or if there have been such amendments, certified copies of such amended documents) and an incumbency certificate evidencing the authority of the officers of such Credit Parties executing this Amendment. The Borrowers and the Funds Administrator further represent, warrant, covenant and agree that: (i) on the Effective Date, the Borrowers and the Funds Administrator shall deliver to the Agent (for the benefit of the Agent and the Lenders) a certified copy of the Limited Liability Company Agreement of Metal Management Nashville, LLC dated as of February 1, 2005 (the "MTLM Nashville Company Agreement"), (ii) the Borrowers' interest in MTLM Nashville is and shall at all times be represented by Membership Interests (as such term is defined in the Security Agreement) owned directly by MTLM or one of the other Borrowers and such Membership Interests are not and shall not be represented any certificates, documents or instruments of any kind without the prior written consent of the Agent, (iii) to the extent that financing statements have been filed against the Borrowers in appropriate offices, the Agent will have a fully perfected first priority security interest in that portion of the Borrowers' interest in distributions from and proceeds of MTLM Nashville in which a security interest may be perfected by filing, subject only to Permitted Liens, and neither such security interest nor the exercise of any rights therein would contravene, violate, constitute a default under or require the consent of any other person or entity under any contract, agreement, indenture, instrument or undertaking binding upon or enforceable against any Borrower, including without limitation, the MTLM Nashville Company Agreement, and (iv) Borrowers shall not amend, modify or supplement the MTLM Nashville Company Agreement or any other constituent documents of MTLM Nashville in any way that limits, restricts or impairs the Agent's security interest therein or the exercise of any of the Agent's rights in connection therewith.

      9. Costs and Expenses. The Borrowers and the Funds Administrator jointly and severally agree to pay, on demand, all costs and expenses of the Agent (including the reasonable fees and expenses of outside counsel for the Agent) in connection with the preparation, negotiation, execution, delivery, and administration of this Amendment and any other Credit Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or related thereto. In addition, the Borrowers and the Funds Administrator jointly and severally agree to pay, and save the Lenders and the Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings contemplated in this Amendment, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or in connection with the Credit Agreement or the other Credit Documents. All obligations in this Section shall survive any termination of the Credit Agreement, as amended hereby, and the other Credit Documents. The Borrowers and the Funds Administrator hereby authorize the Agent to charge the Borrowers' account(s) with the Agent in respect of any and all costs and expenses described hereunder.

      10. Section Titles. The Section titles and captions contained herein are and shall be without substantive meaning and are not a part of the agreement between the parties hereto.

      11. Counterparts. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the respective parties hereto have caused this First Amendment to Credit Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

                 METAL MANAGEMENT, INC.,
                 as Funds Administrator and as Borrower

                 By: /s/ Robert C. Larry
                     --------------------------------
                     Name: Robert C. Larry
                     Title: Executive Vice President and Chief Financial Officer

                 ADDITIONAL BORROWERS:

                 CIM TRUCKING, INC.
                 MACLEOD METALS CO.
                 MTLM ARIZONA, INC.
                 METAL MANAGEMENT AEROSPACE, INC.
                 METAL MANAGEMENT ALABAMA, INC.
                 METAL MANAGEMENT ARIZONA, L.L.C.
                 METAL MANAGEMENT CONNECTICUT, INC.
                 METAL MANAGEMENT INDIANA, INC.
                 METAL MANAGEMENT GULF COAST, INC.
                 METAL MANAGEMENT MEMPHIS, L.L.C.
                 METAL MANAGEMENT MIDWEST, INC.
                 METAL MANAGEMENT MISSISSIPPI, L.L.C.
                 METAL MANAGEMENT NEW HAVEN, INC.
                 METAL MANAGEMENT NORTHEAST, INC.
                 METAL MANAGEMENT OHIO, INC.
                 METAL MANAGEMENT PITTSBURGH, INC.
                 METAL MANAGEMENT STAINLESS & ALLOY, INC.
                 METAL MANAGEMENT WEST, INC.
                 METAL MANAGEMENT WEST COAST HOLDINGS, INC.
                 METAL MANAGEMENT S&A HOLDINGS, INC.
                 NAPORANO IRON & METAL, INC.
                 PROLER SOUTHWEST INC.

                 By: /s/ Robert C. Larry
                     --------------------------------
                     Name: Robert C. Larry
                     Title: Vice President

                 RESERVE IRON & METAL LIMITED PARTNERSHIP

                 By: METAL MANAGEMENT OHIO, INC., its general partner

                 By: /s/ Robert C. Larry
                     --------------------------------
                     Name: Robert C. Larry
                     Title: Vice President

                           [Signature Page Continues]

                 [Signature Page to First Amendment, Continued]

                 AGENT:

                 LASALLE BANK NATIONAL ASSOCIATION, as Agent

                 By: /s/ Michael J. Vrchota
                     --------------------------------
                     Name: Michael J. Vrchota
                     Title: First Vice President

                 LENDERS:

                 LASALLE BANK NATIONAL ASSOCIATION

                 By: /s/ Michael J. Vrchota
                     --------------------------------
                     Name: Michael J. Vrchota
                     Title: First Vice President

                           [Signature Page Continues]

                 [Signature Page to First Amendment, Continued]

                 PNC BANK NATIONAL ASSOCIATION

                 By: /s/ John Cunningham
                     --------------------------------
                     Name: John Cunningham
                     Title: Vice President

                           [Signature Page Continues]

                 [Signature Page to First Amendment, Continued]

                 SOVEREIGN BANK

                 By  /s/ Robert E. Cook
                     --------------------------------
                     Name: Robert E. Cook
                     Title: Vice President

                           [Signature Page Continues]

                 [Signature Page to First Amendment, Continued]

                 U.S. BANK, NATIONAL ASSOCIATION

                 By: /s/ Matthew J. Schulz
                     --------------------------------
                     Name: Matthew J. Schulz
                     Title: Vice President

                           [Signature Page Continues]

                 [Signature Page to First Amendment, Continued]

                 NATIONAL CITY BANK OF THE MIDWEST

                 By: /s/ James M. Kershner
                     --------------------------------
                     Name: James M. Kershner
                     Title: Vice President

                           [Signature Page Continues]

                 [Signature Page to First Amendment, Continued]

                 FIFTH THIRD BANK

                 By: /s/ Susan M. Kaminski
                     --------------------------------
                     Name: Susan M. Kaminski
                     Title: Vice President

                           [Signature Page Continues]

                 [Signature Page to First Amendment, Continued]

                 KEYBANK NATIONAL ASSOCIATION

                 By: /s/ Suzannah Harris
                     --------------------------------
                     Name: Suzannah Harris
                     Title: Assistant Vice President

                           [Signature Page Continues]

                 [Signature Page to First Amendment, Continued]

                 RZB FINANCE LLC

                 By: /s/ Christoph Hoedl
                     --------------------------------
                     Name: Christoph Hoedl
                     Title: Group Vice President

                 By: /s/ Juan M. Csillagi
                     --------------------------------
                     Name: Juan M. Csillagi
                     Title: Group Vice President

                           [Signature Page Continues]

                 [Signature Page to First Amendment, Continued]

                 CHARTER ONE BANK, N.A.

                 By: /s/ Raullo M. Eanes
                     --------------------------------
                     Name: Raullo M. Eanes
                     Title: Vice President